UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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MCF CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MCF CORPORATION

May 3, 2007

Dear MCF Corporation Stockholder:

You are cordially invited to attend MCF Corporation’s 2007 annual meeting of stockholders to be held on Friday, June 8, 2007, at 1:30 p.m., Pacific Standard Time, at 600 California Street, 9 th Floor, San Francisco, CA 94108.

An outline of the business to be conducted at the meeting is given in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. In addition to the matters to be voted on, there will be a report on our progress and an opportunity for stockholders to ask questions.

I hope you will be able to join us. To ensure your representation at the meeting, I encourage you to complete, sign and return the enclosed proxy card as soon as possible. Your vote is very important. Whether you own a few or many shares of stock, it is important that your shares be represented.

Sincerely,

D. Jonathan Merriman Chairman and Chief Executive Officer

MCF CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 8, 2007

TO THE STOCKHOLDERS:

The 2007 annual meeting of stockholders of MCF Corporation will be held on Friday, June 8, 2007, at 1:30 p.m., Pacific Standard Time, at 600 California Street, 9 th Floor, San Francisco, CA 94108. At the meeting, you will be asked:

1.                To elect nine directors to serve until the 2008 annual meeting of stockholders;

2.                To approve the addition of shares of common stock to the 2003 Stock Option and Incentive Plan; and

3.                To transact such other business as may properly be presented at the annual meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

If you were a stockholder of record at the close of business on April 20, 2007, you may vote at the annual meeting and any adjournment or postponement.

We invite all stockholders to attend the meeting in person. If you attend the meeting, you may vote in person even if you previously signed and returned a proxy.

By Order of the Board of Directors,

Christopher L. Aguilar
Secretary

San Francisco, California
May 3, 2007

YOUR VOTE IS IMPORTANT. TO ASSURE REPRESENTATION OF YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

MCF CORPORATION
600 California Street, 9th Floor
San Francisco, California  94108

PROXY STATEMENT

FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

General

The Board of Directors (the “Board”) of MCF Corporation (the “Company”), a Delaware corporation, is soliciting this proxy to be voted at the 2007 annual meeting of stockholders to be held on Friday, June 8, 2007, at 1:30 p.m., Pacific Standard Time, or at any adjournment or postponement thereof. The 2007 annual meeting of stockholders will be held at MCF Corporation, headquarters, 600 California Street, 9 th Floor, San Francisco, California 94108.

Method of Proxy Solicitation

These proxy solicitation materials were mailed on or about May 3, 2007, to all stockholders entitled to vote at the meeting. The Company will pay the cost of soliciting these proxies. These costs include the expenses of preparing and mailing proxy materials for the annual meeting and reimbursement paid to brokerage firms and others for their expenses incurred in forwarding the proxy materials. Directors, officers, and employees of the Company may also solicit proxies, in person, or by mail, telephone, facsimile or email, without additional compensation.

Voting of Proxies

Your shares will be voted as you direct on your signed proxy card. If you do not specify on your proxy card how you want to vote your shares, we will vote signed returned proxies:

•	FOR the election of the Board’s nine nominees for director; and

•	FOR the approval of the addition of shares of common stock to the 2003 Stock Option and Incentive Plan.

We do not know of any other business that may be presented at the annual meeting. If a proposal other than those listed in the notice is presented at the annual meeting, your signed proxy card gives authority to the persons named in the proxy to vote your shares on such matters in their discretion.

Required Vote

Record holders of shares of the Company’s common stock at the close of business on April 20, 2007, the voting record date, may vote at the meeting with respect to the election of nine directors and approval of the addition of shares of common stock to the 2003 Stock Option and Incentive Plan. Each share of common stock outstanding on the record date has one vote. At the close of business on March 30, 2007, there were 10,614,496 shares of common stock issued and outstanding.

The Company’s bylaws provide that a majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for transaction of business. Assuming the presence of a quorum at the annual meeting, the vote of the holders of at least a plurality of the stock having voting power present in person or represented by proxy is required to elect the nine directors and approve the addition of shares of common stock to the 2003 Stock Option and Incentive Plan. Cumulative voting is not permitted with respect to the election of directors. Each is tabulated separately. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. Broker non-votes, however, will not be considered as part of the voting power present or represented at the annual meeting for purposes of any matter voted on at the meeting.

Revocability of Proxies

You may revoke your proxy by giving written notice to the Secretary of the Company or by delivering a later proxy to the Secretary, either of which must be received prior to the annual meeting, or by attending the meeting and voting in person.

PROPOSAL 1:   ELECTION OF DIRECTORS

The Board has nominated nine directors for election at the 2007 annual meeting. If you elect them, they will hold office until the next annual meeting, until their respective successors are duly elected and qualified, or until their earlier resignation or removal.

Vote Required

The affirmative vote of the holders of at least a plurality of the stock having voting power present in person or represented by proxy is required to elect the nine nominees of the Board as directors. Cumulative voting is not permitted with respect to the election of directors. Unless you specify otherwise, your returned signed proxy will be voted in favor of each of the Board’s nominees. In the event a nominee is unable to serve, your proxy may vote for another person nominated by the Board. The Board has no reason to believe that any of the nominees will be unavailable.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE BOARD’S NOMINEES LISTED BELOW.

Directors

Set forth below are the principal occupations of, and other information regarding, the nine director nominees of the Board. Each of these persons is an incumbent director.

D. Jonathan Merriman, 46, has served as our Chairman and Chief Executive Officer from February 2002. Prior to that period, Mr. Merriman was President and CEO of Ratexchange Corporation, the predecessor company to MCF Corporation. Mr. Merriman and his team engineered the transition of Ratexchange, a software trading platform company, into a full-service institutional investment bank, MCF Corporation. From June 1998 to October 2000, Mr. Merriman was Managing Director and Head of the Equity Capital Markets Group and member of the Board of Directors at First Security Van Kasper. In this capacity, he oversaw the Research, Institutional Sales, Equity Trading, Syndicate and Derivatives Trading departments. From June 1997 to June 1998, Mr. Merriman served as Managing Director and Head of Capital Markets at The Seidler Companies in Los Angeles, where he also served on the firm’s Board of Directors. Before Seidler, Mr. Merriman was Director of Equities for Dabney/Resnick/Imperial, LLC. In 1989, Mr. Merriman co-founded the hedge fund company Curhan, Merriman Capital Management, Inc., which managed money for high net worth individuals and corporations. Before Curhan, Merriman Capital Management, Inc., he worked in the Risk Arbitrage Department at Bear Stearns & Co. as a trader. Prior to Bear Stearns, Mr. Merriman worked at Merrill Lynch as a financial analyst and as an institutional equity salesman. Mr. Merriman received his Bachelor of Arts in Psychology from Dartmouth College and completed coursework at New York University’s Graduate School of Business. Mr. Merriman has served on the Boards of several organizations and currently holds seats on the Board of Directors of MCF Corporation, and Leading Brands, Inc.

Patrick H. Arbor, 70, has served as a member of our Board of Director since February 2001 and has served as a member of the audit committee since April 2001. Mr. Arbor is currently Chairman of United Financial Holdings Inc., a bank holding company. Mr. Arbor has been a principal of the trading firm of Shatkin-Arbor & Co. from 1997 to the present time. He is a longtime member of the Chicago Board of Trade (CBOT), the world’s oldest derivatives exchange, serving as the organization’s Chairman from 1993 to 1999. During that period, Mr. Arbor also served on the Board of Directors of the National Futures Association. Prior to that, he served as Vice Chairman of the CBOT for three years and ten years as a Director. Mr. Arbor’s other exchange memberships include the Chicago Board Options Exchange, the Mid-America Commodity Exchange and the Chicago Stock Exchange. Mr. Arbor received his undergraduate degree in business and economics from Loyola University. Mr. Arbor is independent under American Stock Exchange and NYSE Arca Exchange guidelines.

Ronald E. Spears, 58, has served as a member of our Board of Directors from March 2000 to present and served as a member of the Audit Committee from April 2001 to August 2003. Since March 2002, Mr. Spears has served as President of AT&T’s Signature Client Group, the sales organization that serves AT&T’s largest 325 Global accounts. From October 1990 until joining AT&T in 2002, Mr. Spears served in a number of early stage ventures primarily involved in the development and sale of technology solutions to large corporate enterprises. During this time, he served as Chief Operating Officer of e.Spire Communications, an East Coast CLEC; Chief Executive Officer of CMGI Solutions, an Internet Professional Services firm; and Chief Executive Officer of Vaultus, a wireless software company. In these roles, he led several successful equity and debt offerings for these ventures. Mr. Spears also served in various capacities at MCI Communications from 1979 to 1990; his last position was President of MCI’s Midwest Division from 1984 to 1990. A pioneer of the competitive long distance industry, Mr. Spears began his career in telecommunications as a manager at AT&T Long Lines in 1978, following eight years as an officer in the United States Army. He is a graduate of the United States Military Academy at West Point, and also holds a Master’s Degree in Public Service from Western Kentucky University. Mr. Spears is independent under American Stock Exchange and NYSE Arca Exchange guidelines.

Steven W. Town, 46, has served as a member of our Board of Directors from October 2000 to present and has served as a member of the compensation committee since April 2001. Mr. Town has served as Co-Chief Executive Officer of the Amerex Natural Gas, Amerex Power and Amerex Bandwidth, Ltd. Mr. Town began his commodities career in 1987 in the retail futures industry prior to joining the Amerex Group of Companies. He began the Amerex futures and forwards brokerage group in natural gas in 1990, in Washington D.C., and moved this unit of Amerex to Houston in 1992. During Mr. Town’s tenure as Co-Chief Executive Officer, the Amerex companies have become the leading brokerage organizations in their respective industries. Amerex currently provides energy, power and bandwidth brokerage services to many of the energy companies. Mr. Town is a graduate of Oklahoma State University. Mr. Town is independent under American Stock Exchange and NYSE Arca Exchange guidelines.

Raymond J. Minehan, 66, has served as a member of our Board of Directors and as a member of our audit committee and compensation committee since August 2003. Since May 2005, Mr. Minehan has served as Chief Financial Officer for the Conservation and Liquidation Office of the State of California. From February 2002 to May 2005, Mr. Minehan was retired. From February 2001 to February 2002, Mr. Minehan served as the Chief Financial Officer at Memestreams, Inc., a startup company that was developing information management software. From January 1997 to August 2000, he served as the Chief Administrative Officer at Sutro & Co. where he was responsible for all administrative functions including finance, management information systems, telecommunications, operations, human resources and facilities. From 1989 to 1997, he served as chief financial officer at Hambrecht & Quist, Inc. From 1972 to 1989, Mr. Minehan served as a partner with Arthur Andersen LLP. Mr. Minehan served in the United States Air Force as a navigator assigned to the Strategic Air Command as B-52 navigator/electronic warfare officer. He attained the rank of Captain. Mr. Minehan received his Bachelor of Arts degree in Finance from Golden Gate University. Mr. Minehan is independent under American Stock Exchange and NYSE Arca Exchange guidelines.

Dennis G. Schmal, 60, has served as a member of our Board of Directors and as a member of our audit committee since August 2003. From February 1972 to April 1999, Mr. Schmal served as a partner in the audit practice at Arthur Andersen LLP. From April 1999 to the present, Mr. Schmal has served as an independent business consultant, and performed a variety of consulting services for a number of companies. As a senior business advisor with special expertise in finance, he has extensive knowledge of financial reporting and holds the CPA designation. Besides serving chairman of the board of a private company, Mr. Schmal also serves on the board of directors for two additional public companies, Varian Semiconductor Equipment Associates , Inc. (VSEA) and North Bay Bancorp (NBAN). Mr. Schmal attended California State University, Fresno where he received a Bachelor of Science in Business Administration- Finance and Accounting Option. Mr. Schmal is independent under American Stock Exchange and NYSE Arca Exchange guidelines.

Anthony B. Helfet , 61, has been a director since February 2004. Since February 2006, Mr. Helfet has been vice chairman to Merriman Curhan Ford & Co and co-head of Mergers and Acquisitions. Mr. Helfet was a Special Advisor to UBS Warburg from September 2001 through December 2001. From 1991 to August 31, 2001, Mr. Helfet was a Managing Director of Dillon, Read & Co. Inc. and its successor organization, UBS Warburg. Mr. Helfet was also a Managing Director of the Northwest Region of Merrill Lynch Capital Markets from 1979 to 1989. Mr. Helfet received his A.B. degree from Columbia College in 1966 and his M.B.A. from the graduate school of business at Columbia University in 1972. From 1967 until 1970, Mr. Helfet served as an infantry officer in the United States Marine Corps and served in Vietnam in 1968 and 1969. Mr. Helfet serves on the Board of Directors of Layne Christensen Company and Alliance Imaging Inc.

Scott Potter, 38, became a Director of MCF Corporation in August 2004. From February 2005 until the present, he has served as a Managing General Partner of San Francisco Equity Partners (SFEP), a private equity firm focused on expansion stage companies within the information technology, media, consumer, and service industries. Prior to founding SFEP in February 2005, Mr. Potter served as Director of LMS Capital, the venture capital arm  of London Merchant Securities plc (LON:LMSO) from January 2003 to February 2005, where Mr. Potter oversaw LMS’ North American Private Equity portfolio. Prior to joining LMS, Mr. Potter held the position of Senior Vice President, Field Operations at Inktomi Corporation from August 2002 to January 2003 where he had responsibility for Inktomi’s sales force, business development, consulting services, and field offices. From January 2000 to August 2002, Mr. Potter served as President and CEO of Quiver, Inc., an enterprise software company funded by some of the world’s leading Venture Capital firms. Under Mr. Potter’s leadership, Quiver became a leading company in the Information Management space, and ultimately was acquired by Inktomi in August of 2002. Prior to his tenure at Quiver, Mr. Potter was Executive Vice President in charge of business development and corporate development at Worldres, Inc., an online travel technology company. Mr. Potter’s career began as an attorney for one of Silicon Valley’s leading law firms, Venture Law Group. A frequent speaker at technology industry conferences and investor forums, Mr. Potter holds a BA in Industrial Psychology from the University of California at Berkeley and a JD Degree from UC Berkeley’s Boalt Hall School of Law. Mr. Potter currently serves as Chairman of The Guild, Inc. and serves on the board of directors of Luxury Link, Method Products, Penguin Computing, and Rave Motion Pictures. Mr. Potter is independent under American Stock Exchange and NYSE Arca Exchange guidelines.

William J. Febbo, 37, has been a Director of MCF Corporation since April 2007. Mr. Febbo was chief executive officer and founder of MedPanel, Inc., an online medical market intelligence firm, from January 1999 to April 2007. At MedPanel, Mr. Febbo oversaw the company's sales, marketing, technology, finance and content development organizations. In April 2007, MedPanel, Inc. was acquired by MCF Corporation and became Panel Intelligence, LLC, where Mr. Febbo continues his responsibilities. Mr. Febbo has been Treasurer on the board of the United Nations of Greater Boston since November 2004. Prior to founding MedPanel, Inc., Mr. Febbo was Chairman of the board of Pollone, a Brazilian manufacturing venture in the automotive industry, from January 1998 to January 1999. From January 1996 to January 1999, Mr. Febbo was with Dura Automotive working in business development and mergers and acquisition overseas. Mr. Febbo received his B.S. degree in International Studies with a focus on Economics and Spanish from Dickinson College.

Executive Officers

Gregory S. Curhan, 45, has served as our Executive Vice President from January 2002 to present and served as Chief Financial Officer from January 2002 to January 2004. Previously, he served as Chief Financial Officer of WorldRes.com from May 1999 through June 2001. Prior to joining WorldRes.com, Mr. Curhan served as Director of Global Technology Research Marketing and Managing Director Specialty Technology Institutional Equity Sales at Merrill Lynch & Co. from May 1998 to May 1999. Prior to joining Merrill Lynch, Mr. Curhan was a partner in the investment banking firm of Volpe Brown Whelan & Co., serving in various capacities including Internet research analyst and Director of Equities from May 1993 to May 1998. Mr. Curhan was a founder and principal of the investment advisor Curhan, Merriman Capital Management from July 1988 through December 1992. Prior to founding Curhan, Merriman, Mr. Curhan was a Vice President institutional equity sales for Montgomery Securities from June 1985 through June 1988. From August 1983 to May 1985, Mr. Curhan was a financial analyst in the investment banking group at Merrill Lynch. Mr. Curhan earned his Bachelor of Arts degree from Dartmouth College.

Robert E. Ford, 46, had served as President and Chief Operating Officer for MCF Corporation since February 2001. He brings 20 years of executive and operations experience to the Company. Prior to joining MCF Corporation from February 2000 to February 2001, Mr. Ford was a co-Founder and CEO of Metacat, Inc., a content management ASP that specialized in enabling supplier catalogs for Global 2000 private exchanges and eMarketplaces. From June 1996 to December 1999, he was President/COO and on the founding team of JobDirect.com, a leading resume and job matching service for university students, which was acquired by Korn Ferry International. Previously, Mr. Ford co-founded and managed an education content company from September 1994 to 1996. Prior to that, from May 1992 to August 1994, he headed up a turnaround and merger as General Manager of a 65 year-old manufacturing and distribution company. Mr. Ford started his career as VP of Business Development at Lazar Enterprises, a technology-consulting firm he helped operate from June 1989 to February 1992. He earned his Masters in International Business and Law from the Fletcher School of Law and Diplomacy in 1989 at Tufts University and a BA with high distinction from Dartmouth College in 1982.

John D. Hiestand, 39, joined MCF Corporation as the Controller in January 2002 and became Chief Financial Officer in January 2004. From December 2000 to November 2001, he served as the Controller of the Metro-Switching Division at CIENA Corporation. Mr. Hiestand had come to CIENA through the merger with Cyras Systems, Inc., where he served as the Controller from March 2000 to December 2000. Prior to joining Cyras Systems, Inc., Mr. Hiestand served as a Senior Manager in the audit practice at KPMG LLP in San Francisco. Mr. Hiestand received a Bachelor of Arts in Business from California Polytechnic State University at San Luis Obispo in 1991, and holds the Certified Public Accountant (CPA) and Chartered Financial Analyst (CFA) designations.

Christopher L. Aguilar, 44, has served as General Counsel of MCF Corporation from March 2000 to present and serves as General Counsel and Chief Compliance Officer of Merriman Curhan Ford & Co. He brings 15 years of legal and regulatory experience to the Company. From August 1995 to March 2000, Mr. Aguilar was a partner at Bradley, Curley & Asiano, a San Francisco law firm, where he represented the interests of public and private corporations, small businesses and individuals in commercial litigation. Mr. Aguilar has also worked for the San Francisco City Attorney and Alameda County District Attorney’s offices. Mr. Aguilar received his juris doctorate degree from the University of California, Hastings College of the Law. He also attended Oxford University as an undergraduate and received his Bachelor of Arts degree from the Integral Program at St. Mary’s College of California where he was included in Who’s Who among American Colleges and Universities.

Brock Ganeles, 40, has served as Director of Equities since February 2003. Previously, he served as a Director in the Institutional Sales Group at Credit Suisse First Boston from October 2000 to February 2003. At CSFB, Mr. Ganeles focused on Technology products and covered both tier one and hedge accounts. In addition, he managed the firm’s training program for institutional salespeople. Mr. Ganeles had come to CSFB through the merger with Donaldson, Lufkin & Jenrette, where he spent nine months covering west coast institutions and hedge funds. Prior to his bulge bracket experience at CSFB / DLJ, Mr. Ganeles was a partner at Volpe Brown Whelan & Co, a technology and healthcare boutique in San Francisco, from 1995 to 1999. Prior to Volpe, he was a partner at the Carson Group, an Investor Relations Consulting Firm based in New York City, from 1991 to 1995. Mr. Ganeles holds a Bachelor of Arts in Government from Wesleyan.

Board Meetings and Committees

In 2006, the Board of Directors held four regular meetings of the Board and two special meetings. During 2006, no incumbent director attended fewer than 75% of the aggregate of (a) the total number of meetings of the Board of Directors held during the period for which he has been a director and (b) the total number of meetings held by all committees of the Board of Directors on which he served during the period that he served. MCF has the following Board committees:

Audit Committee.   The principal functions of the Audit Committee are to engage our independent accounting firm, to consult with our auditors concerning the scope of the audit and to review with them the results of their examination, to approve the services performed by the independent auditors, to review and approve any material accounting policy changes affecting our operating results and to review our financial control procedures and personnel. The following Board members served as Audit Committee members during 2006:  Patrick Arbor, Raymond Minehan and Dennis Schmal. Mr. Schmal serves as the Chairman of the Audit Committee and is a Financial Expert in satisfaction of the Sarbanes-Oxley and the American Stock Exchange requirements. Raymond Minehan has also been identified as a Financial Expert. The Audit Committee held five meetings in 2006. The Audit Committee approves the engagement of and the services to be performed by the Company’s independent accountants and reviews the Company’s accounting principles and its system of internal accounting controls. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 121(A) of the listing standards of the American Stock Exchange and NYSE Arca Exchange.

The Audit Committee is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and expects the Company’s directors, as well as its officers and employees, to act ethically at all times and to acknowledge their adherence to the Company’s policies. The Company’s Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee charter is available at www.mcfco.com.

Compensation Committee.   The Compensation Committee of the Board of Directors has exclusive authority to establish the level of compensation paid to the Company’s executive officers and certain employees and administers the Company’s stock option plans. The following Board members served as Compensation Committee members during 2006: Donald Sledge, Steve Town, Dennis Schmal and Ray Minehan. Mr. Sledge served as the Chairman of the Committee until November 2006 when he resigned. Mr. Schmal joined the committee in Mr. Sledge’s place. Mr. Town became Chairman of the Committee in November 2006. It is a fully independent committee, consistent with American Stock Exchange and NYSE Arca Exchange guidelines. The Compensation Committee held six meetings in 2006. The Compensation Committee charter is available at www.mcfco.com.

Nominations and Corporate Governance Committee.   This committee is responsible for identifying qualified individuals to become Board members, make recommendations that the Board select director nominees, develop and recommend corporate governance principles to the Board and take a leadership role in corporate governance. The following Board members served as Nominations and Corporate Governance Committee members during 2006:  Scott Potter, Dennis Schmal and Steve Town. Mr. Potter serves as the Chairman of the Committee.  The committee has approved a Charter and each member is independent, consistent with American Stock Exchange and NYSE Arca Exchange guidelines. The Committee will consider qualified and timely stockholder nominees on the same basis that it considers other nominees. Stockholders who wish to submit nominations to the Board should submit such nominates to the Company’s Secretary no later than January 3, 2008. The Board has no specific minimum qualifications for nominating directors to the Board, but the Board seeks to nominate the most qualified candidates from whatever source. The Board has no formal process for evaluating nominations for directors. When an opening arises on the Board, the Board considers all qualified candidates. The committee met twice in 2006. The Nominations and Corporate Governance Committee charter is available at www.mcfco.com.

Stockholder Communications with the Board of Directors.   Stockholders interested in communicating with our Board of Directors may do so by writing to our General Counsel, Christopher Aguilar, at 600 California Street, 9 th Floor, San Francisco, CA 94108. Our General Counsel will review all stockholder communications. Those that appear to contain subject matter reasonably related to matters within the purview of our Board of Directors will be forwarded to the entire Board or the individual Board member to whom the communication was addressed. Obscene, threatening or harassing communications will not be forwarded. We encourage the members of our Board to attend our annual meeting of stockholders, although attendance is not mandatory.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

The Audit Committee reviews our financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2006 Annual Report on Form 10-K with MCF’s management and the independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

The Audit Committee discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The audit committee has also received written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees (which relates to the accountant’s independence from the Company and its related entities) and has discussed with the independent registered public accounting firm their independence from the Company.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board the inclusion of the audited financial statements in MCF’s 2006 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Dennis G. Schmal, Chairman
Raymond J. Minehan
Patrick H. Arbor

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee of the Board of Directors, or the “Committee” in this Compensation Discussion and Analysis, is responsible for establishing, implementing and monitoring compliance with the Company’s compensation programs, policies and philosophy. The Committee monitors whether the compensation paid to the Company’s executive officers, Messrs. Merriman, Curhan, Ford, Hiestand and Aguilar, is fair, reasonable and competitive and is substantially tied to the performance of the Company. These individuals are referred to as the “named executive officers” here and elsewhere in this registration statement.

Compensation Objectives

The Company’s executive compensation program is designed to attract, retain and motivate talented individuals who will execute our business plan so that the Company can succeed. Our program is simple in its design and easy to communicate to employees. An executive officer can earn substantial cash compensation above salary to the extent that the Company achieves performance goals consistent with its business plan. The Company does not automatically target compensation levels at a certain percentage of compensation paid by a peer group to comparable executives.

Compensation Committee Process

The first step the Committee takes each year in setting executive compensation is to discuss the short-term and long-term business objectives of the Company with the executive officers and the Board of Directors. The Committee defines measurable milestones and performance metrics to be used in the compensation program. The Committee identifies which elements of compensation that it will award to the executive officers and the amount of cash compensation that will be paid if the Company achieves its business plan for the upcoming year. The Committee generally meets during the fourth quarter of the year immediately prior to the beginning of the upcoming performance year to begin this process. Once the general terms and parameters have been established, the Committee solicits comments and suggested changes to proposed compensation levels from the Board of Directors.

Selected members of management assist the Committee where necessary and appropriate. For example, the Committee may request the Chief Financial Officer to model the financial objectives and milestones against established annual budgets to show the impact of annual cash incentives on each of the officer’s compensation. Members of management may also be requested to draft the proposed compensation plans under the Committee’s supervision. The Committee works closely with the Board of Directors and with management when finalizing compensation plans. The Committee, however, has ultimate decision making authority with respect to establishing and administrating the Company’s executive compensation programs.

The Committee historically had not engaged its own compensation consultant. Earlier this year, the Committee engaged the services of Compensia LLC as its compensation consultant to assist it in reviewing the Company’s executive compensation plans for 2007. The compensation consultant has been retained to advise the Committee on how competitive the Company is with respect to executive officer pay levels (base salary, annual cash awards and equity compensation), the design of the annual cash incentive, the design and timing of equity compensation grants and the process for reviewing executive compensation.

Elements of Executive Compensation

The Company’s executive compensation program consists of the following elements:

•	base salary

•	annual cash award

•	equity compensation (in the form of stock options and restricted stock)

•	post-termination compensation

The Company does not have any deferred compensation programs or retirement programs other than our 401(k) and Employee Stock Purchase Programs that are generally available to all employees. The Company enrolls all salaried employees in its health and life insurance programs.

Each of these elements of executive compensation is addressed separately below.

Base Salary

Base salary is provided in order to retain executives consistent with the Company’s industry and the geographic location when we do not improve financial performance. In 2005, base salary for our named executive officers listed in this filing was $150,000. In February 2006, the Committee determined that these salary levels were relatively low by San Francisco area standards after negotiations with the executive officers. As adjusted, base salaries for the named executive officers ranged between $225,000 and $250,000 for 2006. Base salaries paid to executive officers were fully deductible in 2006.

Annual Cash Award

Annual cash awards under our Executive and Management Bonus Plan (“EMB”) are designed to focus our named executive officers on the corporate level objectives designated by the Committee as part of the Company’s business plan for a particular year. For 2006, executive officers were eligible to receive an annual cash award based on the Company’s performance in three separate areas - overall revenue, incremental revenue growth over the prior year and profitability, as measured by the Company’s earnings before interest, taxes, depreciation and amortization (EBITDA). This approach is intended to maximize shareholder value by growing revenues and growing earnings, with greater emphasis being given to earnings growth.

In February 2006, the Committee approved the 2006 EMB and the award opportunity under the EMB for each of the named executive officers. The award opportunity is expressed as a fixed percentage of the Company’s overall revenue, incremental revenue growth over the prior year and EBITDA. The Committee selected these percentages in order to provide an annual cash award opportunity that would be weighted 65% to EBITDA, 20% to incremental revenue growth and 15% for gross revenue if the Company were to have achieved its 2006 business plan. The actual cash award earned by each named executive officer for 2006 is computed by multiplying the fixed percentage set forth below by the Company’s actual financial results in each of the following areas:

Name	Percentage of Gross Revenue	Percentage of Incremental Revenue Growth	Percentage of EBITDA

D. Jonathan Merriman	0.124%	0.607%	5.373%
Gregory S. Curhan	0.099%	0.485%	4.298%
Robert E. Ford	0.075%	0.364%	3.22%
John D. Hiestand	0.037%	0.182%	1.612%
Christopher L. Aguilar	0.037%	0.182%	1.612%

If the Company had achieved its 2006 business plan with respect to each of these financial criteria, the named executive officers would have received most of their cash compensation through annual cash awards, as reflected in the following chart:

Name	Salary	Annual Cash Award upon Achieving 2006 Business Plan	Percentage of At Risk Compensation

D. Jonathan Merriman	$250,000	$500,000	67%
Gregory S. Curhan	$250,000	$400,000	62%
Robert E. Ford	$250,000	$300,000	55%
John D. Hiestand	$225,000	$150,000	40%
Christopher L. Aguilar	$225,000	$150,000	40%

Mr. Merriman, our Chief Executive Officer, and Mr. Curhan, our Executive Vice President, received a greater opportunity to earn an annual cash award than the other named executive officers due to their greater ability to affect the Company’ financial results. EMB payments are made at the end of the annual performance period except of the portion of the annual incentive that’s based on gross revenue, which is payable monthly.

In 2006, the Company did not have positive EBITDA and, as a result, the executives’ bonus amounts were less than they were in 2005. Annual cash incentives were paid only with respect to overall revenue and incremental revenue growth. The reduced payments reflect how a change in corporate performance can impact executive compensation under our pay for performance philosophy. The amounts paid as annual cash awards to the named executive officers is reported in the “Non-Equity Incentive Compensation” column of the Summary Compensation Table.

Equity Compensation

Equity compensation in the form of stock options and restricted stock under the stockholder-approved 1999 Stock Option Plan, 2000 Stock Option and Incentive Plan, 2001 Stock Option and Incentive Plan and 2003 Stock Option and Incentive Plan focus executive officers’ efforts on actions that they believe are required for the Company’s long-term success as reflected in increases to the Company’s stock price over the long-term. In 2006, the Company did not grant any form of equity compensation to its named executive officers due to prior ownership levels and the annual cash award opportunity. The Committee does consider equity to be an important element of executive compensation. Except as noted below with respect to determining option exercise prices and the delegation of authority to award options, the Committee is reconsidering all aspects of its equity compensation program with the assistance of its consultant, including the amount and timing of equity awards to executive officers.

The Committee’s practice when granting stock options had been to use the closing price of the Company’s stock on the trading day immediately prior to the date of the grant as the exercise price. Effective February 2007, the Committee determined to set the exercise price for stock options using the closing price of the Company’s common stock on the day of the grant. The Company has not and does not time the grant of stock options around the disclosure of non-public information or back date stock options.

The Board of Directors has delegated its authority to grant equity awards to non-executive employees to the Chief Executive Officer, so long as an award to a non-executive officer does not exceed 17,857 shares (125,000 shares prior to the Company’s reverse stock split of 1 for 7 shares on November 15, 2006). The Chief Executive Officer will also consult with the other executive officers when determining the nature and size of equity awards to non-executive employees. The Chief Executive Officer is required to inform the Board on a quarterly basis of all awards he has made under this delegation authority.

On January 1, 2006, the Company began accounting for stock-based payments including its grants of stock options and grants of restricted stock in accordance with the requirements of FASB Statement 123(R).

Post-Termination Compensation

Three of the named executive officers, Messrs. Merriman, Curhan and Ford, were parties to employment agreements with the Company during 2006. The term of these agreements expired in January 2007. The agreements were entered into to retain these individuals and to provide them with certain protections in the event that their employment was involuntarily terminated (other than for cause) or by them with good reason. In addition, the agreements set forth specified benefits (a cash payment and the acceleration of equity) to be paid or provided upon a change of control of the company. The Committee felt that it was appropriate to protect the equity interests of the executives in the event of a change in control and also, given the important role that they would play in any corporate transaction resulting in a change in control, to provide them with additional compensation should such a transaction occur. The amount of benefits that each executive would potentially earn under these contracts upon a covered termination of employment and a change in control is described and quantified below under “Potential Payments upon Termination of Employment or Change in Control.”

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis with the management of the Company. Based on such review and discussion, it recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Compensation Committee:
Steven W. Town, Chairman
Raymond J. Minehan
Dennis G. Schmal

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by our Chief Executive Officer, Chief Financial Officer, and our three most other highly compensated executive officers during the year ended December 31, 2006, whom we refer to as our named executive officers.

Name and principal position (a)	Year (b)	Salary ($) (c)	Stock Awards ($) (d)(1)	Option Awards ($) (e)(1)	Non-Equity Incentive Plan Compensation ($) (f)(2)	Total ($) (h)

D. Jonathan Merriman Chairman and Chief Executive Officer	2006	250,000	—	1,204	119,007	370,211
Gregory S. Curhan Executive Vice President	2006	250,000	—	683	95,047	345,730
Robert E. Ford President and Chief Operating Officer	2006	250,000	61,875	—	71,703	383,578
John D. Hiestand Chief Financial Officer	2006	225,000	75,092	678	35,588	336,358
Christopher L. Aguilar General Counsel	2006	225,000	68,833	—	35,588	329,421

(1)
The amounts included in columns (d) and (e) are the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 and consist entirely of amounts from awards granted prior to 2006. The Company did not grant any stock options, restricted stock or other equity-based awards to the named executive officers in 2006. The value of options reported in column (e) was calculated using the Black-Scholes model, with the following assumptions: volatility, 81%; average expected term (years), 4.4; risk-free interest rate, 4.75%; and no dividend yield. For further information, see the note to the financial statements included in the Company’s 10-K entitled “Fair Value and Assumptions Used to Calculate Fair Value under SFAS 123(R) and SFAS 123.” There were no forfeitures of stock options or other equity-based awards by the named executive officers in 2006.

(2)
The amounts included in column (f) are performance-based annual incentive awards earned by the named executive officers under the Company’s Executive and Management Bonus Program during 2006. There were no discretionary bonuses awarded to the named executive officers in 2006. These awards are more fully described under the “Grants of Plan-Based Awards” table.

Narrative to the Summary Compensation Table:

As of December 31, 2006, each of Messrs. Merriman, Curhan and Ford were parties to employment agreements with the Company. These agreements expired on January 1, 2007. Messrs. Hiestand and Aguilar do not have employment agreements with the Company. The following is a summary of certain terms contained in the employment agreements with Messrs. Merriman, Curhan and Ford, as in effect on December 31, 2006.

Base Salary. Each employment agreement provides the executive with a minimum amount of base salary, which cannot be decreased during the term of the agreement.

Bonus. Under the agreements, each executive is entitled to receive an annual bonus based upon the performance of the Company. The amount and terms of the bonus are approved by the Compensation Committee. The annual bonus amount is a certain percentage of pre-defined corporate performance metrics.

Benefit Plans; Equity. Each executive is entitled to participate in the Company’s benefit and equity plans on the same basis as other executive employees of the Company. In addition, pursuant to Company policy, the Company provides Messrs. Merriman, Curhan and Ford with parking at the Company’s principal offices.

GRANTS OF PLAN-BASED AWARDS

The following table contains information about grants of plan-based awards under the Company’s 2006 Executive and Management Bonus Program (EMB). No stock options or other equity-based awards were granted to the named executive officers in the fiscal year ended December 31, 2006.

Name (a)	Grant Date (b)	Estimated Payouts Under Non-Equity Incentive Plan Awards ($) (c)(1)

D. Jonathan Merriman	5/4/06	500,000
Gregory S. Curhan	5/4/06	400,000
Robert E. Ford	5/4/06	300,000
John D. Hiestand	5/4/06	150,000
Christopher L. Aguilar	5/4/06	150,000

(1)
Represents amounts awarded under the EMB, which was approved by the Compensation Committee of the Board of Directors. The EMB is a performance-based bonus plan under which certain Company employees are eligible to earn annual cash payments based on achieving pre-established financial objectives. For each executive officer, the actual bonus award is calculated by multiplying a fixed, set percentage by the amount of the Company’s revenue, revenue growth and profitability with respect to the fiscal year. The 2006 financial objectives for earning an award under the EMB are described in the Compensation Discussion and Analysis. The amounts in this column represent amounts that would have been paid had the Company achieved its business plan for 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below sets forth the equity awards that were outstanding as of December 31, 2006.

	OPTIONS AWARDS			STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)(1)	Option Exercise Price ($/Sh) (d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested (#) (f)		Market Value of Shares or Units of Stock That Have Not Vested ($) (g)(2)

D. Jonathan Merriman	209,807	22.33	10/5/2010	—		—
	55,357	2.87	3/20/2012
	142,858	2.87	3/20/2012
	714,286	3.29	6/23/2013
	4,286	5.18	12/31/2011
	14,286	49.00	2/24/2010

Gregory S. Curhan	142,858	3.71	1/8/2012	—		—
	442,858	3.29	6/23/2013

Robert E. Ford	2,858	9.80	4/5/2011	32,143	(3)	152,679
	21,429	14.35	4/5/2011
	21,429	28.00	4/5/2011
	14,286	2.38	9/19/2011
	39,286	11.55	7/16/2014
	57,143	2.59	1/1/2012
	38,611	4.55	1/1/2012
	71,429	3.29	6/23/2013
	42,857	2.38	9/19/2011
	1,785	5.18	12/31/2011

John D. Hiestand	3,572	1.47	7/25/2012	12,992	(4)	61,712
	3,572	2.10	12/31/2012
	7,143	3.71	1/29/2012

Christopher L. Aguilar	2,571	15.33	12/29/2010	12,278	(5)	58,321
	1,785	9.80	4/5/2011
	14,287	2.38	9/19/2011
	2,857	2.10	12/31/2012
	1,785	5.18	12/31/2011

(1)
All stock options granted to the named executive officers were vested as of December 31, 2006. The exercise price for all stock options included in this table is equal to the closing price of the Company’s stock price on the day immediately before the grant date.

(2)
Amounts in this column have been calculated by multiplying the closing price of a share of the Company’s common stock on December 29, 2006, the last business day in the 2006 fiscal year, by the number of restricted shares that were unvested on such date.

(3)	Restricted shares vest in full on July 16, 2007.

(4)
10,715 of the restricted shares vested on January 1, 2007, 312 of the shares vested on February 15, 2007, 313 of the shares vest on May 15, 2007, 312 of the shares vest on each of August 15 and November 15, 2007, 313 of the shares vest on each of February 15 and May 15, 2008, 312 of the shares vest on August 15, 2008 and 90 of the shares vest on November 15, 2008.

(5)
10,715 of the restricted shares vested on January 1, 2007, 223 of the shares vest on each of February 15 and May 15, 2007, 224 of the shares vest on August 15, 2007, 223 of the shares vest on each of November 15, 2007 and February 15 and May 15, 2008 and 224 of the shares vest on August 15, 2008.

OPTIONS EXERCISED AND STOCK VESTED

The following table sets forth information about the vesting of stock awards during the fiscal year ended December 31, 2006. The named executive officers did not exercise any stock options during 2006.

	STOCK AWARDS
Name (a)	Number of Shares Acquired on Vesting (#) (b)(1)	Value Realized on Vesting ($) (c)(1)

D. Jonathan Merriman	—	—
Gregory S. Curhan	—	—

Robert E. Ford	—	—
John D. Hiestand	19,107	101,512

Christopher L. Aguilar	15,179	80,551

(1)
Column (b) reflects the number of shares of restricted stock that vested during 2006. The amounts in Column (c) are calculated by multiplying the closing price of a share of the Company’s common stock on the day that the restricted stock vested by the number of shares that vested on such day.

Potential Payments upon Termination of Employment or Change in Control

As of December 31, 2006, each of Messrs. Merriman, Curhan and Ford were parties to employment agreements with the Company. These agreements expired on January 1, 2007. Under the agreements, each executive was entitled to receive certain payments upon a termination without cause or with good reason (as such terms are defined in the agreements) or in the event that there was a change of control of the Company. Non-renewal of the employment agreements did not trigger an obligation to pay severance benefits. The Compensation Committee is in negotiation with Messrs. Merriman, Curhan and Ford to renew these agreements. New employment agreements with our named executive officers will be disclosed promptly on a Form 8-K once finalized.

Termination of Employment

The following benefits would have been payable if the Company had terminated the employment of Messrs. Merriman, Curhan or Ford without cause or if the executives had terminated their employment with good reason on December 29, 2006 (the last business day of 2006):

•	twelve months continuation of base salary (six months in the case of Mr. Curhan)

•	earned but unpaid bonus and other benefits prior to termination and all other benefits and compensation

•	accelerated vesting of all previously unvested stock options

Mr. Ford would also be entitled to an additional payment equal to 50% of his base salary.

If the executive’s employment were terminated due to his death or disability, he would be entitled to receive earned but unpaid base salary and that portion of any annual bonus that previously had been approved by the Company but that was unpaid at the time of his death or disability, subject to his execution of a release of claims in favor of the Company.

The amounts reported in the table below assume that events triggering the post-termination compensation occurred on the last business day of the Company’s fiscal year (December 29, 2006).

Named Executive Officer (a)	Without Cause/ With Good Reason ($) (b)(1) (2)

D. Jonathan Merriman	255,348
Gregory S. Curhan	131,041
Robert E. Ford	383,827

(1)
Represents (a) base salary continuation payments during the severance period as described above, (b) Company-paid health, dental, vision and other insurance premiums during the severance period and, (c) for Mr. Ford, an additional payment equal to 50% of his annual base salary. Does not include the value associated with vested options. Information about stock options that are vested as of December 31, 2006 is included in the “Outstanding Equity Awards At 2006 Fiscal Year-End” table.

(2)	Assumes that all earned benefits under the EMB and other compensatory plans, programs and arrangements were paid prior to year end.

Change in Control

The following benefits would be payable upon the occurrence of a change in control of the Company while the executive is employed by the Company during the term of the employment agreement or during the period that the executive is receiving salary continuation payments:

•	$1,000,000 for Mr. Merriman

•	$500,000 for Messrs. Curhan and Ford.

In addition, all unvested stock options granted to the named executive officer under the terms of the employment agreement would vest in full. If these payments and benefits would cause the amounts to be subject to an excise tax under Section 4999 of the Internal Revenue Code, then the amounts will be reduced so that no excise tax is due.

The amounts reported in the table below assume that events triggering the change in control related compensation occurred on the last business day of the Company’s fiscal year (December 29, 2006) and that there is no required reduction under the employment agreements to avoid excise taxes under Section 4999 of the Code.

Named Executive Officer(a)	Without Cause/ With Good Reason ($) (b)

D. Jonathan Merriman	1,000,000
Gregory S. Curhan	500,000
Robert E. Ford	500,000

The amounts included in this table with respect to change in control would be in addition to any severance amounts Messrs. Merriman, Curhan or Ford may be entitled to under the terms of their employment agreements.

Restrictive Covenants

The employment agreements with Messrs. Merriman, Curhan and Ford all contain provisions regarding maintaining the confidentiality of Company information. In addition, Messrs. Merriman and Ford have agreed not to compete with us or solicit our employees or customers during the term of his employment and for one year thereafter and Mr. Curhan is subject to the same restrictions during his employment and for six months thereafter.

DIRECTOR COMPENSATION

The following table sets forth information about the compensation earned by non-management members of our Board of Directors during the fiscal year ended December 31, 2006. Mr. Merriman, our Chairman of the Board and Chief Executive Officer, did not receive any compensation for his service as a director.

Name(a)	Stock Awards ($) (b)(1)(2)	Total ($) (c)

Patrick H. Arbor	30,625	30,625
Anthony B. Helfet (3)	30,625	30,625
Raymond J. Minehan	30,625	30,625
Scott Potter	30,625	30,625
Dennis G. Schmal	30,625	30,625
Donald H. Sledge	30,625	30,625
Ronald E. Spears	30,625	30,625
Steven W. Town	30,625	30,625

(1)
For the fiscal year 2006, directors did not receive any compensation in the form of cash fees, stock option awards, participation in non-equity incentive or pension plans, or any other form of compensation other than awards of stock. Under our director compensation program, each of our non-management directors was awarded 1,250 shares (split adjusted) of stock for each quarterly meeting attended. These shares were fully vested upon grant. In 2006, there were four quarterly meetings of the Board of Directors scheduled. Additional meetings (whether by phone or in person) were scheduled as necessary but no additional shares were awarded to the directors in connection with these meetings. The amounts in this column reflect the value of the shares of common stock awarded, calculated by multiplying the closing price of a share of our common stock on the applicable grant date by the number of shares awarded on such date. All grants were made on the day of the Board meeting.

(2)
As of December 31, 2006, the following directors had the following aggregate number of stock options outstanding: Mr. Arbor, 17,858; Mr. Helfet, 40,715; Mr. Sledge, 20,000; Mr. Spears, 42,858; and Mr. Town, 39,715.

(3)	Anthony B. Helfet, one of our directors, is also an non-management employee of the Company. As an employee, he received additional compensation that is not included in this table.

The Board of Directors annually reviews the Company’s director compensation program.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about the Company’s common stock that may be issued upon the exercise of options and warrants under all of our existing equity compensation plans as of December 31, 2006 including the 1999 Stock Option Plan, the 2000 Stock Option and Incentive Plan, the 2001 Stock Option and Incentive Plan, the 2003 Stock Option and Incentive Plan, 2006 Directors’ Stock Option and Incentive Plan and the 2002 Employee Stock Purchase Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Warrants	Weighted Average Exercise Price of Outstanding Options and Warrants	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders:
1999 Stock Option Plan	361,973	$3.93	22,428
2000 Stock Option and Incentive Plan	598,029	$12.27	28,698
2001 Stock Option and Incentive Plan	528,234	$3.02	34,033
2003 Stock Option and Incentive Plan	2,291,852	$4.09	17,703
2006 Directors’ Stock Option and Incentive Plan	—	$—	110,000
2002 Employee Stock Purchase Plan	—	$—	—
Equity compensation not approved by stockholders	96,431	$24.42	157,142

Equity compensation not approved by stockholders includes shares in a Non-Qualified option plan approved by the Board of Directors of Ratexchange Corporation (now know as MCF Corporation) in 1999 and a Non-Qualified option plan that is consistent with the American Stock Exchange Member Guidelines, Rule 711, approved by the Board of Directors in 2004. The American Stock Exchange guidelines require that grants from the option plan be made only as an inducement to a new employee, that the grant be approved by a majority of the independent member so the Compensation Committee and that a press release is issued promptly disclosing the terms of the option grant.

COMPARATIVE STOCK PERFORMANCE CHART

The following graph compares our stockholder returns since December 31, 2001, with the AMEX Market Value (US) and the NASDAQ Financial index. The graph assumes an investment of $100 in each of MCF and the AMEX Composite and the NASDAQ Financial indices on December 31, 2001, including reinvestment of dividends.

* $100 invested on 12/31/01 in stock or index-including reinvestment of dividends.

Fiscal year ending December 31.

The points on the graph represent the following numbers:

	December 31, 2001	December 31, 2002	December 31, 2003	December 31, 2004	December 31, 2005	December 31, 2005
MCF Corporation	100.00	47.30	120.27	256.76	141.89	91.70
AMEX Composite	100.00	100.08	144.57	178.46	220.35	262.17
NASDAQ Financial	100.00	98.84	130.51	148.01	156.43	181.94

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2001, the Company renegotiated the severance terms included in its employment agreement with Donald Sledge, the former Chairman and CEO of the Company. Upon his leaving the Company in May 2001, the Company issued to Mr. Sledge a 7% convertible note, in an aggregate principal amount of $400,000, due May 2003. Interest was payable at the maturity of the two-year term. In May 2003, the Company and Mr. Sledge agreed to convert the principal and interest due at maturity into a fully amortizing note payable over five years using an effective interest rate of 4.0%. As of December 31, 2006, the remaining principal amount of the note payable was $138,571. Mr. Sledge was a member of the Company’s Board of Directors in 2006, but he resigned from the board on March 29, 2007.

William J. Febbo, has been a Director of MCF Corporation since April 2007 and is a nominee for Director at the 2007 Annual Meeting.. Mr. Febbo was chief executive officer and founder of MedPanel, Inc., or MedPanel, an online medical market intelligence firm, from January 1999 to April 2007. At MedPanel, Mr. Febbo oversaw the company's sales, marketing, technology, finance and content development organizations. Mr. Febbo also owns approximately 18% of the common stock of MedPanel on a fully diluted basis. In April 2007, MedPanel, was acquired by MCF Corporation pursuant to an Agreement and Plan of Merger, a binding agreement which was signed in November 2006, and became Panel Intelligence, LLC, where Mr. Febbo continues his responsibilities. One of the terms of the Agreement and Plan of Merger was that the Company would use its best efforts to cause Mr. Febbo to be elected to the Company’s Board of Directors. Under the terms of this Agreement and Plan of Merger, the Company paid $6.5 million in common stock for MedPanel. The selling stockholders of MedPanel will be entitled to additional consideration on the third anniversary from the closing which is based upon MedPanel achieving specific revenue and profitability milestones. The payment of the incentive consideration will be 50% in cash and 50% in the Company’s common stock and may not exceed $11,455,000.

It is the policy for the Board to review all related party transactions and to secure approval by a majority of disinterested directors. Applying such policy is the responsibility of each disinterested director for each transaction. Such policy regarding related party transactions is not in writing; as such, the General Counsel is responsible for advising on the application of such policies.

For certain other transactions with directors see, “Compensation Committee Interlocks and Insider Participation.”

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2006, the following directors served as compensation committee members: Raymond J. Minehan, Donald Sledge, Steve Town and Dennis Schmal. Mr. Schmal joined in November 2006. The committee is fully independent consistent with the American Stock Exchange and NYSE Arca Exchange guidelines.

During fiscal 2006, there were no Compensation Committee interlocks that were required to be reported under the rules and regulations of the Securities Exchange Act of 1934. Mr. Sledge was employed as our executive from September 1999 to May 2001.

PROPOSAL 2:   AMENDMENT OF THE 2003 STOCK OPTION AND INCENTIVE PLAN

The Board has adopted, subject to stockholder approval, amendments to the Company’s 2003 Stock Option and Incentive Plan to increase by 600,000 the number of shares of Common Stock available for issuance pursuant to awards granted under the 2003 Stock Option and Incentive Plan and to extend the term of the 2003 Stock Option and Incentive Plan for an additional one-year period, until March 7, 2017. As of March 31, 2007, 19,638 shares remained available for grant under the 2003 Stock Option and Incentive Plan. The market price of the Company’s Common Stock as of the close of trading on March 30, 2007 was $4.40. The 2003 Stock Option and Incentive Plan was initially adopted by the Board on March 7, 2003 and approved by stockholders on June 20, 2003.

Any employee, Officer, director, consultant, or advisor of the Company or any subsidiary of the Company is eligible to receive awards under the 2003 Stock Option and Incentive Plan. The Company estimates that approximately 175 individuals were eligible to participate in the 2003 Stock Option and Incentive Plan as of March 31, 2007.

The Board believes that stock options have been, and will continue to be, an important compensation element in attracting, motivating, and retaining key employees. The granting of incentive stock options to employees is consistent with the Company’s past practices and practices in the industry, and is a factor in promoting the long-term development of the Company. The Board believes that the increase in authorized shares is necessary because of the need to continue to make awards under the Plan to attract, motivate, and retain key employees.

Description of the Plan

A description of the provisions of the 2003 Stock Option and Incentive Plan, as amended, is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2003 Stock Option and Incentive Plan, as amended, a copy of which is attached as Annex A to this proxy statement.

Administration.   The Compensation Committee of the Board administers the 2003 Stock Option and Incentive Plan. Subject to the terms of the plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards and interpret provisions of the plan.

Common Stock Reserved for Issuance under the Plan.   The common stock to be issued under the 2003 Stock Option and Incentive Plan consists of authorized but unissued shares. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the 2003 Stock Option and Incentive Plan.

Eligibility.   Awards may be made under the 2003 Stock Option and Incentive Plan to our directors, employees of or consultants to the Company or any of the Company’s subsidiaries or affiliates, including any such employee who is an officer or director of the Company or of any subsidiary or affiliate.

Amendment or Termination of the Plan.   The Board may terminate or amend the plan at any time and for any reason. Unless amended, the 2003 Stock Option and Incentive Plan will terminate ten years after its effective date. Amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws.

Options.   The 2003 Stock Option and Incentive Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

In the case of incentive stock options, the exercise price of each stock option may not be less than 100% of the fair market value of the Company’s common stock on the date of grant. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to these requirements is made for options that the Company grants in substitution for options held by employees of companies that the Company acquires. In such a case the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer. In no event will the exercise price be less than the par value of a share of common stock on the date of grant.

The term of each stock option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant. Options may be made exercisable in installments. The Compensation Committee may accelerate the exercisability of options.

Unless the Compensation Committee provides otherwise in the applicable option agreement, unvested options will expire immediately and vested options will expire 90 days after a grantee terminates employment with the Company for a reason other than for death or disability. Unless the Compensation Committee provides otherwise in the applicable option agreement, in the case of a termination of employment due to death or disability, options will fully vest and remain exercisable for a period of one year following termination of employment. In the case of a termination for cause, the Company may cancel the options upon the grantee’s termination.

In general, a grantee may pay the exercise price of an option by cash, certified check, by tendering shares of common stock (which if acquired from the Company have been held by the grantee for at least six months), or by means of a broker-assisted cashless exercise.

Stock options granted under the 2003 Stock Option and Incentive Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the Company may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns or to co-workers or employees of grantees.

Other Awards.   The Compensation Committee also may award:

•        restricted stock, which are shares of common stock subject to restrictions.

•        restricted stock units, which are common stock units subject to restrictions.

Effect of Certain Corporate Transactions.   Certain change of control transactions involving the Company, such as a sale of MCF Corporation, may cause awards granted under the 2003 Stock Option and Incentive Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction.

Adjustments for Stock Dividends and Similar Events.   The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2003 Stock Option and Incentive Plan, including the individual limitations on options, to reflect common stock dividends, stock splits and other similar events.

Section 162(m) of the Internal Revenue Code.   Section 162(m) of the Internal Revenue Code limits publicly-held companies such as Ratexchange to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, “performance-based compensation” is excluded from this limitation. The 2003 Stock Option and Incentive Plan is designed to permit the Compensation Committee to grant options that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

(a)           the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(b)          the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(c)           the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the Company before payment is made in a separate vote; and

(d)          the Compensation Committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (a) above) is deemed satisfied, and the certification requirement (summarized in (d) above) is inapplicable, if the grant or award is made by the Compensation Committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant. The maximum number of shares of common stock subject to options that can be awarded under the 2003 Stock Option and Incentive Plan to any person is 5,000,000 shares per year.

Federal Income Tax Consequences

Incentive Stock Options.   The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of the common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). The Company will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be the Company’s employee or an employee of the Company’s subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. The Company will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to the Company’s compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options.   The grant of an option will not be a taxable event for the grantee or for the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

Restricted Stock.   A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award, determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. If the Company complies with applicable reporting requirements and subject to the restrictions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock Units.   There are no immediate tax consequences of receiving an award of restricted stock units under the 2003 Stock Option and Incentive Plan. A grantee who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If the Company complies with applicable reporting requirements and subject to the restrictions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Vote Required

The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting is required to approve the amendments to the 2003 Stock Option and Incentive Plan. Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 2 to approve the amendments to the 2003 Stock Option and Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENTS TO THE 2003 STOCK OPTION AND INCENTIVE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of each class of our voting securities as of March 30, 2007, by (a) each person who is known by us to own beneficially more than five percent of each of our outstanding classes of voting securities, (b) each of our directors, (c) each of the named executive officers and (d) all directors and executive officers as a group.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned	Percent(1)
Christopher L. Aguilar(2)	26,751	*
Patrick Arbor(3)	83,733	*
Gregory S. Curhan(4)	613,573	5.5%
Robert E. Ford(5)	332,423	3.0%
Brock Ganeles(6)	303,286	2.8%
Anthony B. Helfet(7)	112,803	1.1
John D. Hiestand(8)	39,058	*
D. Jonathan Merriman(9)	1,562,304	13.3%
Raymond J. Minehan(10)	26,424	*
Scott Potter(11)	14,720	*
Dennis G. Schmal(12)	31,884	*
Ronald E. Spears(13)	67,063	*
Steven W. Town(14)	57,783	*
All directors and executive officers as a group [13 persons](15)	3,271,805	25.3%
San Francisco Equity Partners(16) 575 Market Street Suite 1975 San Francisco, CA 94105	908,513	8.6%
Highfields Capital Management L.P.(17) John Hancock Tower 200 Clarendon Street Boston, Massachusetts 02116	1,063,798	9.99%

*                    Less than one percent.

(1)
Applicable percentage ownership is based on 10,614,496 shares of common stock outstanding as of March 30, 2007. Pursuant to the rules of the Securities and Exchange Commission, shares shown as “beneficially” owned include all shares of which the persons listed have the right to acquire beneficial ownership within 60 days of March 30, 2007, including (a) shares subject to options, warrants or any other rights exercisable within 60 days March 30, 2007, even if these shares are not currently outstanding, (b) shares attainable through conversion of other securities, even if these shares are not currently outstanding, (c) shares that may be obtained under the power to revoke a trust, discretionary account or similar arrangement and (d) shares that may be obtained pursuant to the automatic termination of a trust, discretionary account or similar arrangement. This information is not necessarily indicative of beneficial ownership for any other purpose. Our directors and executive officers have sole voting and investment power over the shares of common stock held in their names, except as noted in the following footnotes.

(2)
Includes Mr. Aguilar’s option to purchase 2,571 shares of common stock at $15.33 per share, an option to purchase 2,858 shares of common stock at $9.80 per share, an option to purchase 1,785 shares of common stock at $5.18 per share, an option to purchase 422 shares of common stock at $2.10 per share, and an option to purchase 720 shares of common stock at $2.10 per share, all of which are currently exercisable. Also includes Mr. Aguilar’s 16,456 shares of restricted common stock, currently eligible to have their restriction lifted.

(3)
Includes Mr. Arbor’s currently exercisable option to purchase 17,858 shares of common stock at $2.87 per share. Also includes Mr. Arbor’s 19,361 shares of restricted common stock, currently eligible to have their restriction lifted.

(4)
Includes Mr. Curhan’s option to purchase 71,319 shares of common stock at $3.71 per share, an option to purchase 71,539 shares of common stock at $3.71 per share, and an option to purchase 442,858 shares of common stock at $3.29 per share, all of which are currently exercisable.

(5)
Includes Mr. Ford’s option to purchase 2,858 shares of common stock at $9.80 per share, an option to purchase 21,429 shares of common stock at $14.35 per share, an option to purchase 21,429 shares of common stock at $28.00 per share, an option to purchase 42,857 shares of common stock at $2.38 per share, an option to purchase 14,286 shares of common stock at $2.38 per share, an option to purchase 1,784 shares of common stock at $5.18 per share, an option to purchase 57,143 shares of common stock at  $2.59 per shares common stock, an option to purchase 29,891 shares of common stock at $4.55 per share, an option to purchase 8,720 shares of common stock at $4.55 per share, an option to purchase 65,629 shares of common stock at $3.29 per share, an option to purchase 5,800 shares of common stock at $3.29 per share, and an option to purchase 39,286 shares of common stock at $11.55, all of which are currently exercisable. Mr. Ford also holds 32,143 shares of restricted common, eligible for removal of the restriction in July 2007.

(6)
Includes Mr. Ganeles’ option to purchase 114,286 shares of common stock at $1.68 per share, an option to purchase 10,714 shares of common stock at $9.45 per share, an option to purchase 170 shares of common stock at $8.12 per share, an option to purchase 35,544 shares of common stock at $8.12 per share, an option to purchase 1,488 shares of common stock at $5.04 per share, and an option to purchase 1,190 shares of common stock at $5.04 per share, all of which are currently exercisable. Also includes Mr. Ganeles’ 7,143 shares of restricted common stock, currently eligible to have their restriction lifted.

(7)
Includes Mr. Helfet’s option to purchase 10,714 shares of common stock at $7.21 per share, an option to purchase 1,773 shares of common stock at $9.94 per share, an option to purchase 3,227 shares of common stock at $9.94 per share, an option to purchase 1,488 shares of common stock at $4.90 per share, and an option to purchase 1,191 shares of common stock at $4.90 per share, all of which are currently exercisable. Also includes Mr. Helfet’s 14,881 shares of restricted common stock received for his board of director services to MCF Corporation which are currently eligible to have their restriction lifted.

(8)
Includes Mr. Hiestand’s option to purchase 7,143 shares of common stock at $3.71 per share, an option to purchase 3,572 shares of common stock at $1.47 per share, and an option to purchase 3,572 shares of common stock at $2.10 per share, all of which are currently exercisable. Also includes Mr. Hiestand’s 20,207 shares of restricted common stock that are currently eligible to have their restriction lifted.

(9)
Includes Mr. Merriman’s option to purchase 14,286 shares of common stock at $49.00 per share, an option to purchase 17,912 shares of common stock at $22.33 per share, an option to purchase 191,894 shares of common stock at $22.33 per share, an option to purchase 4,286 shares of common stock at $5.18 per share, an option to purchase 55,356 shares of common stock at $2.87 per share, an option to purchase 1 share of common stock at $2.87 per share, an option to purchase 142,858 shares of common stock at $2.87 per share, an option to purchase 653,496 shares of common stock at $3.29 per share, and an option to purchase 60,790 shares of common stock at $3.29 per share, all of which are currently exercisable.

(10)	Includes Mr. Minehan’s 19,995 restricted shares of common stock received for his service on the Board of Directors, all of which are currently eligible to have their restriction lifted.

(11)	Includes Mr. Potter’s 14,291 restricted shares of common stock received for his service on the Board of Directors, all of which are currently eligible to have their restriction lifted.

(12)	Includes Mr. Schmal’s 19,455 restricted shares of common stock received for his service on the Board of Directors, all of which are currently eligible to have their restriction lifted.

(13)
Includes Mr. Spears’ option to purchase 14,286 shares of common stock at $49.00 per share, and an option to purchase 28,572 shares of common stock at $2.87 per share, all of which are currently exercisable. Also includes Mr. Spears’ 20,276 restricted shares of common stock received for his service on the Board of Directors, all of which are currently eligible to have their restriction lifted.

(14)
Includes Mr. Town’s option to purchase 14,286 shares of common stock at $10.92 per share, and an option to purchase 16,429 shares of common stock at $2.87 per share, all of which are currently exercisable. Also includes Mr. Town’s 20,818 restricted shares of common stock received for his service on the Board of Directors, all of which are currently eligible to have their restriction lifted.

(15)
The total for directors and executive officers as a group includes 3,324,473 shares subject to outstanding stock options that are currently exercisable and 14,286 shares subject to outstanding warrants that are currently exercisable.

(16)	Includes a currently exercisable warrant to purchase 197,803 shares of common stock at $10.36 per share.

(17)
According to Schedule 13G/A dated February 14, 2007, Highfields Capital Management, LP is the investment manager to each of three funds: Highfields Capital I, LP, Highfields Capital II, LP, and Highfields Capital III, LP (collectively the “Funds”). The Funds directly own 1,063,789 shares of common stock. These funds also own, in the aggregate, warrants to purchase 178,571 shares of common stock at $2.10 per share which are not currently exercisable according to their terms. These funds also hold convertible promissory notes, due April 30, 2008, with an aggregate principle amount of $200,000 and convertible into shares of common stock at $1.40 per share. These convertible promissory notes are not currently convertible according tot heir terms. According to their terms, the warrants and promissory notes may not be exercised if Highfields Capital Management, LP would own 10% or more of the Company at the time of exercise or conversion. Highfields Capital Management, LP; Highfields GP, LLC, the general partner of Highfields Capital Management, LP; Highfields Associates, LLC, the general partner of the Funds; Jonathon S. Jacobson, a Managing Member of Highfields GP and a Senior Managing Member of Highfields Associates; Richard L. Grubman, a Managing Member of Highfields GP and a Senior Managing Member of Highfields Associates are each members of a voting group that have voting power over the shares. Highfields Capital III, LP, a Cayman Islands, B.W.I., has voting power over 744,657 of the shares. The securities were acquired from the Company as part of a private placement closed on April 3, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 required the Company’s directors and executive officers to file reports with the SEC on Forms 3, 4 and 5 for the purpose of reporting their ownership of and transactions in the Company’s equity securities. During 2006, D. Jonathan Merriman, filed one report on Form 4 late.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FEES

Ernst & Young, LLP served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2006 and 2005 and are serving in such capacity for the current fiscal year. Ernst & Young was first engaged to serve as our auditors for the fiscal year ended December 31, 2002. Representatives of Ernst & Young are expected to be available at the Annual Meeting. Such representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The aggregate fees billed by Ernst & Young LLP for professional services to the Company were $513,191 in 2005 and $658,870 in 2006.

Audit Fees.   The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company’s annual financial statements, the review of the Company’s quarterly financial statements, the audit of management’s report on the effectiveness of our company’ s internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, and services that are normally provided in connection with statutory and regulatory filings or engagements was approximately $489,427 in 2005 and $528,000 in 2006.

Audit Related Fees.   The aggregate fees billed by Ernst & Young LLP for professional assurance and related services reasonably related to the performance of the audit of the Company’s financial statements, but not included under Audit Fees, resulted primarily from review of registration statements filed by the company. The aggregate fees were $0 in 2005 and $129,370 in 2006.

Tax Fees.   The aggregate fees billed by Ernst & Young LLP for professional services for tax compliance, tax advice and tax planning were $22,357 in 2005 and $0 in 2006. These fees primarily related to consultation for the preparation of the Company’s Federal, state and local tax returns. These fees also related to assisting the Company with analyzing shifts in the ownership of the Company’s stock for purposes of determining the application of Section 382 of the Internal Revenue Code to the Company.

All Other Fees.   The aggregate fees for all other services rendered by Ernst & Young LLP were $1,410 in 2005 and $1,500 in 2006. The 2005 and 2006 amounts represented a subscription to an online accounting and auditing information database provided by Ernst & Young LLP.

The Audit Committee has formal policies and procedures in place with regard to the approval of all professional services provided to the Company by Ernst & Young LLP. With regard to audit fees, the Audit Committee reviews the annual audit plan and approves the estimated annual audit budget in advance. With regard to tax services, the Audit Committee reviews the description and estimated annual budget for tax services to be provided by Ernst & Young LLP in advance. During 2006, Audit Committee approved all of the independent registered public accountants’ fees in advance.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

If you wish to submit proposals to be included in MCF Corporation’s 2008 proxy statement, we must receive them on or before January 3, 2008. Please address your proposals to the Corporate Secretary.

If you wish to raise a matter before the stockholders at the year 2008 annual meeting, you must notify the Secretary in writing by not later than March 19, 2008. If you do not notify us before March 19, 2008, our management will have discretionary authority to vote all shares for which it has proxies in opposition to the matter. Please note that this requirement relates only to matters you wish to bring before your fellow stockholders at the annual meeting. It is separate from the SEC’s requirements to have your proposal included in next year’s proxy statement.

ANNUAL REPORT ON FORM 10-K

Our 2006 Annual Report to Stockholders was prepared on an integrated basis with our Annual Report on Form 10-K for the year ended December 31, 2006, and accompanies this proxy statement. Stockholders may obtain a copy of the exhibits to the Company’s Form 10-K for the year ended December 31, 2006, upon payment of a reasonable fee by writing to MCF Corporation, 600 California Street, 9th Floor, San Francisco, California 94108, Attention: Corporate Secretary.

By Order of the Board of Directors
Christopher L. Aguilar
Secretary

ANNEX A

AMENDED 2003 STOCK OPTION AND INCENTIVE PLAN

MCF Corporation, a Delaware corporation (the “Company”), sets forth herein the terms of its 2003 Stock Option and Incentive Plan (the “Plan”) as follows:

1.   PURPOSE

The Plan is intended to enhance the Company’s and its subsidiaries’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such officers, directors, key employees, and other persons to serve the Company and its affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such officers, key employees, and other persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, restricted stock, and restricted stock units in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.    DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1
“Affiliate” of, or person “affiliated” with, a person means any company or other trade or business that controls, is controlled by, or is under common control with such person within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2
“Award Agreement” means the stock option agreement, restricted stock agreement, restricted stock unit agreement, or other written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of a Grant.

2.3	“Benefit Arrangement” shall have the meaning set forth in Section 14 hereof.

2.4	“Board” means the Board of Directors of the Company.

2.5
“Change of Control” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or affiliates of the Company at the time the Plan is approved by the Company’s stockholders) owning 50% or more of the combined voting power of all classes of stock of the Company.

2.6	“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.7	“Committee” means a committee of, and designated from time to time by resolution of, the Board.

2.8	“Company” means MCF Corporation.

2.9	“Effective Date” means March 7, 2003, the date the Plan was approved by the Board.

2.10	“Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.11
“Fair Market Value” means the closing price of the Stock on the American Stock Exchange or the Nasdaq Stock Market on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported.

2.12
“Family Member” means a person who is a spouse, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent of the voting interests.

2.13	“Grant” means an award of an Option, Restricted Stock, or Restricted Stock Unit under the Plan.

2.14
“Grant Date” means, as determined by the Board or authorized Committee, (i) the date as of which the Board or such Committee approves a Grant, (ii) the date on which the recipient of a Grant first becomes eligible to receive a Grant under Section 6 hereof, or (iii) such other date as may be specified by the Board or such Committee.

2.15	“Grantee” means a person who receives or holds an Option, Restricted Stock, or Restricted Stock Unit under the Plan.

2.16
“Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.17	“Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.18	“Option Period” means the period during which Options may be exercised as set forth in Section 10 hereof.

2.19	“Option Price” means the purchase price for each share of Stock subject to an Option.

2.20	“Other Agreement” shall have the meaning set forth in Section 14 hereof.

2.21	“Plan” means this 2003 Stock Option and Incentive Plan.

2.22	“Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.23	“Restricted Period” means the period during which Restricted Stock or Restricted Stock Units are subject to restrictions or conditions pursuant to Section 12.2 hereof.

2.24	“Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 12 hereof, that are subject to restrictions and to a risk of forfeiture.

2.25
“Restricted Stock Unit” means a unit awarded to a Grantee pursuant to Section 12 hereof, which represents a conditional right to receive a share of Stock in the future, and which is subject to restrictions and to a risk of forfeiture.

2.26	“Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.27	“Stock” means the common stock of the Company.

2.28	“Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

3.   ADMINISTRATION OF THE PLAN

3.1   Board.

The Board, or a committee thereof, shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Grant, or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Grant, or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Grant, or any Award Agreement shall be final and conclusive.

3.2   Committee.

The Board from time to time may delegate to a Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and in other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law. In the event that the Plan, any Grant, or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding, and conclusive.

3.3   Grants.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority (i) to designate Grantees, (ii) to determine the type or types of Grant to be made to a Grantee, (iii) to determine the number of shares of Stock to be subject to a Grant, (iv) to establish the terms and conditions of each Grant (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of a Grant or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options), (v) to prescribe the form of each Award Agreement evidencing a Grant, and (vi) to amend, modify, or supplement the terms of any outstanding Grant. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. As a condition to any Grant, the Board shall have the right, at its discretion, to require Grantees to return to the Company Grants previously awarded under the Plan. Subject to the terms and conditions of the Plan, any such subsequent Grant shall be upon such terms and conditions as are specified by the Board at the time the new Grant is made. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any affiliate thereof or any confidentiality obligation with respect to the Company or any affiliate thereof or otherwise in competition with the Company, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul a Grant if the Grantee is an employee of the Company or an affiliate thereof and is terminated “for cause” as defined in the applicable Award Agreement. The Board may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents.

3.4   No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant or Award Agreement.

4.   STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be three million one hundred eighty-five thousand seven hundred fourteen (3,185,714) [post reverse split of November 2006]. Stock issued or to be issued under the Plan shall be authorized but unissued shares. If any shares covered by a Grant are not purchased or are forfeited, or if a Grant otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Grant shall, to the extent of any such forfeiture or termination, again be available for making Grants under the Plan.

5.   EFFECTIVE DATE AND TERM OF THE PLAN

5.1   Effective Date.

The Plan shall be effective as of the Effective Date, subject to approval of the Plan within one year of the Effective Date, by the stockholders of the Company in accordance with Section 422(b) of the Code and the regulations thereunder. Upon approval of the Plan by the stockholders of the Company as set forth above, all Grants made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year after the Effective Date, any Grants made hereunder shall be null and void and of no effect.

5.2   Term.

The Plan shall terminate on the tenth anniversary of the Effective Date.

6.   OPTION GRANTS

6.1   Employees or Consultants.

Grants (including Grants of Incentive Stock Options, subject to Section 7.1) may be made under the Plan to any employee, officer or director of, or any consultant or advisor to, the Company or any Subsidiary, as the Board shall determine and designate from time to time.

6.2   Successive Grants.

An eligible person may receive more than one Grant, subject to such restrictions as are provided herein.

7.   LIMITATIONS ON GRANTS

7.1   Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8.   AWARD AGREEMENT

Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing a Grant of Options shall specify whether such Options are intended to be non-qualified stock options or Incentive Stock Options, and in the absence of such specification such options shall be deemed non-qualified stock options.

9.   OPTION PRICE

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. In the case of an Incentive Stock Option the Option Price shall be the Fair Market Value on the Grant Date of a share of Stock; provided , however , that in the event that a Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent of the Company’s outstanding shares of Stock), the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than the greater of the par value or 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

10.   VESTING, TERM AND EXERCISE OF OPTIONS

10.1   Vesting and Option Period.

Subject to Sections 10.2 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 10.1 , fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. The period during which any Option shall be exercisable shall constitute the “Option Period” with respect to such Option.

10.2   Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided , however , that in the event that the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent of the outstanding shares of Stock), an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

10.3   Acceleration.

Any limitation on the exercise of an Option contained in any Award Agreement may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the Grant Date of such Option, so as to accelerate the time at which the Option may be exercised. Notwithstanding any other provision of the Plan, no Option shall be exercisable in whole or in part prior to the date the Plan is approved by the stockholders of the Company as provided in Section 5.1 hereof.

10.4   Termination of Employment or Other Relationship.

Unless otherwise provided by the Board, upon the termination of a Grantee’s employment or other relationship with the Company or any Subsidiary other than by reason of death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), any Option or portion thereof held by such Grantee that has not vested in accordance with the provisions of Section 10.1 hereof shall terminate immediately, and any Option or portion thereof that has vested in accordance with the provisions of Section 10.1 hereof but has not been exercised shall terminate at the close of business on the 90th day following the Grantee’s termination of employment or other relationship (or, if such 90th day is a Saturday, Sunday or holiday, at the close of business on the next preceding day that is not a Saturday, Sunday or holiday). Upon termination of an Option or portion thereof, the Grantee shall have no further right to purchase shares of Stock pursuant to such Option or portion thereof. Whether a termination of employment or other relationship shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter a director of the Company or an affiliate.

10.5   Rights in the Event of Death.

Unless otherwise provided by the Board, if a Grantee dies while employed by or providing services to the Company or Subsidiary, all Options granted to such Grantee shall fully vest on the date of death, and the executors or administrators or legatees or distributees of such Grantee’s estate shall have the right, at any time within one year after the date of such Grantee’s death and prior to termination of the Option pursuant to Section 10.2 above, to exercise any Option held by such Grantee at the date of such Grantee’s death.

10.6   Rights in the Event of Disability.

Unless otherwise provided by the Board, if a Grantee’s employment or other relationship with the Company or Subsidiary is terminated by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Grantee, all Options granted to such Grantee shall fully vest on the date of permanent and total disability, and the Grantee shall have the right, at any time within one year after the date of such Grantee’s permanent and total disability and prior to termination of the Option pursuant to Section 10.2 above, to exercise any Option held by such Grantee. Whether a termination of employment or service is to be considered by reason of “permanent and total disability” for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

10.7   Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein, or after ten years following the date upon which the Option is granted, or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

10.8   Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, addressed to the attention of the Board. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents acceptable to the Company; (ii) to the extent permitted by law and at the Board’s discretion, through the tender to the Company of shares of Stock, which shares, if acquired from the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) to the extent permitted by law and at the Board’s discretion, by a combination of the methods described in (i) and (ii). In addition and unless the Board provides otherwise in the Award Agreement, payment in full of the Option Price need not accompany the written notice of exercise provided that the notice of exercise directs that the certificate or certificates for the shares of Stock for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and/or other taxes which the Company may in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date of such issuance.

10.9   Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing such Grantee’s ownership of the shares of Stock subject to the Option.

11.   TRANSFERABILITY OF OPTIONS

11.1   Transferability of Options.

Except as provided in Section 11.2, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an

Option. Except as provided in Section 11.2, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

11.2   Transfers.

A.   Family Transfers
If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 11.2 , a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 11.2 , any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 11.2 or by will or the laws of descent and distribution. The events of termination of employment or other relationship of Section 10.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in Sections 10.4 , 10.5 , or 10.6 .

12.   RESTRICTED STOCK AND RESTRICTED STOCK UNITS

12.1   Grant of Restricted Stock or Restricted Stock Units.

The Board may from time to time grant Restricted Stock or Restricted Stock Units to persons eligible to receive Grants under Section 6 hereof, subject to such restrictions, conditions and other terms as the Board may determine.

12.2   Restrictions.

At the time a Grant of Restricted Stock or Restricted Stock Units is made, the Board shall establish a period of time (the “Restricted Period”) applicable to such Restricted Stock or Restricted Stock Units. Each Grant of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period. The Board may, in its sole discretion, at the time a Grant of Restricted Stock or Restricted Stock Units is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Restricted Stock Units. Such performance objectives shall be established in writing by the Board prior to the ninetieth day of the year in which the Grant is made and while the outcome is substantially uncertain. Performance objectives shall be based on a number of factors including, but not limited to, Stock price, market share, sales, earnings per share, return on equity or costs. Performance objectives may include positive results, maintaining the status quo or limiting economic losses. Subject to the fourth sentence of this Section 12.2 , the Board also may, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of the Restricted Stock or Restricted Stock Units. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Restricted Stock Units.

12.3   Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantees’ benefit until such time as the Restricted Stock is forfeited to the Company , or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

12.4   Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be subject to the restrictions applicable to the original Grant.

12.5   Rights of Holders of Restricted Stock Units.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a Grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

12.6   Termination of Employment or Other Relationship.

Unless otherwise provided by the Board, upon the termination of a Grantee’s employment or other relationship with the Company or Subsidiary other than by reason of death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), any shares of Restricted Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Grant, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Restricted Stock Units. Whether a termination of employment or other relationship shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter a director of the Company or an affiliate.

12.7   Rights in the Event of Death.

Unless otherwise provided by the Board, if a Grantee dies while employed by the Company or Subsidiary, all Restricted Stock or Restricted Stock Units granted to such Grantee shall fully vest on the date of death, and the shares of Stock represented thereby shall be deliverable in accordance with the terms of the Plan to the executors, administrators, legatees or distributees of the Grantee’s estate.

12.8   Rights in the Event of Disability.

Unless otherwise provided by the Board, if a Grantee’s employment or other relationship with the Company or Subsidiary is terminated by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee’s Restricted Stock or Restricted Stock Units shall continue to vest in accordance with the applicable Award Agreement for a period of one year after such termination of employment or service, subject to the earlier forfeiture of such Restricted Stock or Restricted Stock Units in accordance with the terms of the applicable Award Agreement. Whether a termination of employment or service is to be considered by reason of “permanent and total disability” for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

12.9   Delivery of Stock and Payment Therefor.

Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units shall lapse, and, unless otherwise provided in the Award Agreement, upon payment by the Grantee to the Company, in cash or by check, of the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or Restricted Stock Units or (ii) the purchase price, if any, specified in the Award agreement relating to such Restricted Stock or Restricted Stock Units, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

13.   CERTAIN PROVISIONS APPLICABLE TO AWARDS

13.1   Stand-Alone, Additional, Tandem, and Substitute Grants.

Grants under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with or in substitution or exchange for, any other Grant or any award granted under another plan of the Company, any affiliate or any business entity to be acquired by the Company or an affiliate, or any other right of a Grantee to receive payment from the Company or any affiliate. Such additional, tandem and substitute or exchange Grants may be awarded at any time. If a Grant is awarded in substitution or exchange for another Grant, the Board shall require the surrender of such other Grant in consideration for the new Grant. In addition, Grants may be made in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any affiliate, in which the value of Stock subject to the Grant is equivalent in value to the cash compensation (for example, Restricted Stock), or in which the exercise price, grant price or purchase price of the Grant in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price “discounted” by the amount of the cash compensation surrendered).

13.2   Term of Grant.

The term of each Grant shall be for such period as may be determined by the Board; provided that in no event shall the term of any Option exceed a period of ten years (or such shorter term as may be required in respect of an Incentive Stock Option under Section 422 of the Code).

13.3   Form and Timing of Payment Under Grants; Deferrals.

Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or an affiliate upon the exercise of an Option or other Grant may be made in such forms as the Board shall determine, including, without limitation, cash, Stock, other Grants or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any

Grant may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Board or upon occurrence of one or more specified events. Installment or deferred payments may be required by the Board or permitted at the election of the Grantee on terms and conditions established by the Board. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of dividend equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

14.   PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of participants or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Restricted Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment or benefit under this Plan, in conjunction with all other rights, payments or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments or benefits under this Plan, any Other Agreements and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

15.   REQUIREMENTS OF LAW

15.1   General.

The Company shall not be required to sell or issue any shares of Stock under any Grant if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising a right emanating from such Grant, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to a Grant upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Grant unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Grant. Specifically, in connection with the Securities Act, upon the exercise of any right emanating from such Grant or the delivery of any shares of Restricted Stock or Stock underlying Restricted Stock Units, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Grant, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

15.2   Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Grants pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

16.   AMENDMENT AND TERMINATION OF THE PLAN

The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Grants have not been made; provided , however , that the Board shall not, without approval of the Company’s stockholders, amend the Plan such that it does not comply with the Code. Except as permitted under this Section 16 or Section 17 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Grant theretofore awarded under the Plan.

17.   EFFECT OF CHANGES IN CAPITALIZATION

17.1   Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which Grants of Options, Restricted Stock and Restricted Stock Units may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Grants are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall be, to the extent practicable, the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of an Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration.

17.2   Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs.

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger or consolidation of the Company with one or more other entities and in which no Change of Control occurs, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation. Subject to any contrary language in an Award Agreement evidencing a Grant of Restricted Stock, any restrictions applicable to such Restricted Stock shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

17.3   Reorganization, Sale of Assets or Sale of Stock Which Involves a Change of Control.

Subject to the exceptions set forth in the last sentence of this Section 17.3, (i) upon the occurrence of a Change of Control, all outstanding shares of Restricted Stock and Restricted Stock Units shall be deemed to have vested, and all restrictions and conditions applicable to such shares of Restricted Stock and Restricted Stock Units shall be deemed to have lapsed, immediately prior to the occurrence of such Change of Control, and (ii) fifteen days prior to the scheduled consummation of a Change of Control, all Options outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days. Any exercise of an Option during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event. Upon consummation of any Change of Control, the Plan and all outstanding but unexercised Options shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its stockholders. This Section 17.3 shall not apply to any Change of Control to the extent that (A) provision is made in writing in connection with such Change of Control for the assumption of the Options, Restricted Stock and Restricted Stock Units theretofore granted, or for the substitution for such Options, Restricted Stock and Restricted Stock Units of new options, restricted stock and restricted stock units covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, in which event the Plan and Options, Restricted Stock and Restricted Stock Units theretofore granted shall continue in the manner and under the terms so provided or (B) a majority of the full Board determines that such Change of Control shall not trigger application of the provisions of this Section 17.3 .

17.4   Adjustments.

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

17.5   No Limitations on Company.

The making of Grants pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

18.   DISCLAIMER OF RIGHTS

No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Grant awarded under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or any affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan. No Grantee shall have any of the rights of a stockholder with respect to the shares of Stock subject to an Option except to the extent the certificates for such shares of Stock shall have been issued upon the exercise of the Option.

19.   NONEXCLUSIVITY OF THE PLAN

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

20.   WITHHOLDING TAXES

The Company or any affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal, state or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to Restricted Stock or Restricted Stock Units or upon the issuance of any shares of Stock upon the exercise of an Option. At the time of such vesting, lapse or exercise, the Grantee shall pay to the Company or affiliate, as the case may be, any amount that the Company or affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the affiliate, which may be withheld by the Company or the affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the affiliate to withhold shares of Stock otherwise issuable to the Grantee in an amount equal to the statutory withholding amount or (ii) by delivering to the Company or the affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 20 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

21.   CAPTIONS

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

22.   OTHER PROVISIONS

Each Grant awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

23.   NUMBER AND GENDER

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

24.   SEVERABILITY

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

25.   POOLING

In the event any provision of the Plan or the Award Agreement would prevent the use of pooling of interests accounting in a corporate transaction involving the Company and such transaction is contingent upon pooling of interests accounting, then that provision shall be deemed amended or revoked to the extent required to preserve such pooling of interests. The Company may require in an Award Agreement that a Grantee who receives a Grant under the Plan shall, upon advice from the Company, take (or refrain from taking, as appropriate) all actions necessary or desirable to ensure that pooling of interests accounting is available.

26.   GOVERNING LAW

The validity and construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the State of Delaware (excluding the choice of law rules thereof).

PROXY
MCF CORPORATION
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 8, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints D. Jonathan Merriman and Robert E. Ford and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse, all shares of common stock of MCF Corporation, a Delaware corporation, held of record by the undersigned, on  April 20, 2007, at the 2007 annual meeting of stockholders to be held on Friday, June 8, 2007, at 1:30 p.m., Pacific Standard Time, at Merriman Curhan Ford & Co., headquarters, 600 California Street, 9 th Floor, San Francisco, California 94108, or at any adjournment or postponement thereof, upon the matters set forth on the reverse, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

1.   To elect nine directors.

☐ FOR all nominees listed (except as marked to the contrary below)☐ WITHHOLD AUTHORITY to vote for all nominees listed
Nominees: D. Jonathan Merriman, Patrick Arbor, Ronald Spears, Steven W. Town, Raymond Minehan, Dennis Schmal, Anthony B. Helfet, Scott Potter, and William J. Febbo.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below:

2.   To approve the amendment to the 2003 Stock Option and Incentive Plan.

FOR☐	AGAINST☐	ABSTAIN☐

3.   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE BOARD OF DIRECTORS’ NINE NOMINEES NAMED ON THE REVERSE AND FOR EACH OF THE PROPOSALS LISTED ABOVE. PLEASE COMPLETE, SIGN AND DATE THIS PROXY WHERE INDICATED AND RETURN PROMPTLY IN THE ACCOMPANYING PREPAID ENVELOPE.

Signature
Date:
Signature
Date:

Note:
Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.